                             TECHNICLONE CORPORATION

                                  REGULATION D
                            COMMON STOCK EQUITY LINE
                             SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT J.

SEE ADDITIONAL LEGENDS AT SECTIONS 4.7 and 10.


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               THIS REGULATION D COMMON STOCK EQUITY LINE SUBSCRIPTION AGREEMENT
(this "Agreement") is made as of the 16th day of June, 1998, by and between Techniclone Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and the undersigned subscriber executing this Agreement ("Subscriber").

                                    RECITALS:

               WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Subscriber, and the Subscriber shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), as part of an offering of Common Stock by the Company to Subscriber and Other Subscribers, as defined below, for a maximum aggregate offering amount of $20,000,000 (the "Maximum Offering Amount"); and

               WHEREAS, the solicitation of this subscription and, if accepted by the Company, the offer and sale of the Common Stock are being made in reliance upon the provisions of Section 4(2) and upon the provisions of Regulation D ("Regulation D"), each promulgated under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Common Stock to be made hereunder.

                                     TERMS:

               NOW, THEREFORE, the parties hereto agree as follows:

        1. Certain Definitions. As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Act" shall mean the Securities Act of 1933, as amended.

               "Accredited Investor" shall have the meaning set forth in Section 3.1.

               "Advance Call Notice" shall have the meaning set forth in Section
2.3.1 (a), the form of which is attached hereto as Exhibit E.



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               "Advance Call Notice Confirmation" shall have the meaning set forth in Section 2.3.1 (a), the form of which is attached hereto as Exhibit F.

               "Advance Call Notice Date" shall have the meaning set forth in
Section 2.3.1(a).

               "Aggregate Initial Tranche Dollar Amount" shall have the meaning set forth in Section 2.1.

               "Aggregate Quarterly Dollar Maximum" shall equal Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), which amount may be increased up to Five Million Dollars ($5,000,000) by mutual agreement between the parties.

               "Agreement" shall mean this Regulation D Common Stock Equity Line Agreement.

               "Blackout Period" shall have the meaning set forth in the Registration Rights Agreement.

               "BTD Buyout" shall have the meaning set forth in Section 5.25.

               "Business Day" shall mean a time period beginning at the time of day in question and ending at the same time of day on the next day normally considered a business day.

               "Call Closing" shall have the meaning set forth in Section 2.3.3.

               "Call Closing Date" shall have the meaning set forth in Section 2.3.3.

               "Call Date" shall mean the date that is specified by the Company in any Call Notice for which the Company intends to exercise a Call for Proceeds under Section 2.3.1.

               "Call Dollar Amount" shall have the meaning as set forth Section 2.3.1(b).

               "Call for Proceeds" shall have the meaning set forth in Section 2.3.

               "Call Notice" shall have the meaning set forth in Section 2.3.1(b), the form of which is attached hereto as Exhibit G.

               "Call Notice Confirmation" shall have the meaning set forth in
Section 2.3.1(b), the form of which is attached hereto as Exhibit H.

               "Call Reset Price" shall have the meaning set forth in Section 2.3.5.

               "Call Reset Shares" shall have the meaning set forth in Section 2.3.5.

               "Call Shares" shall have the meaning set forth in Section
2.3.1(c).



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               "Call Share Price" shall have the meaning set forth in Section
2.3.1(d).

               "Cap Amount" shall have the meaning set forth in Section 2.2.5.

               "Cap Shortfall Dollar Amount" shall have the meaning set forth in
Section 2.2.6.

               "Cap Limit Shares" shall have the meaning set forth in Section 2.2.5.

               "Capital Raising Limitations" shall have the meaning set forth in
Section 6.6.1.

               "Capitalization Schedule" shall have the meaning set forth in
Section 3.2.4, attached hereto as Exhibit K.

               "Commitment Anniversary Date" shall have the meaning set forth in
Section 2.4.2.

               "Closing" shall mean one of the closings of a purchase and sale of Common Stock pursuant to Section 2.


               "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on The Nasdaq Small Cap Market as reported by Nasdaq, or, if the Nasdaq Small Cap Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by such principal securities exchange or trading market, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Subscribers in this Offering. If the Company and the Subscribers in this Offering are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved by an investment banking firm mutually acceptable to the Company and the Subscribers in this offering and any fees and costs associated therewith shall be paid by the Company.

               "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.



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               "Common Shares" shall mean the shares of Common Stock of the
Company.

               "Company" shall mean Techniclone Corporation."

               "Delisting Event" shall have the meaning set forth in the Registration Rights Agreement.

               "Disclosure Documents" shall have the meaning as set forth in
Section 3.2.4.

               "Effective Date" shall have the meaning set forth in Section
2.3.1.

               "Escrow Account" shall have the meaning set forth in Section
2.2.3.

               "Escrow Agent" shall have the meaning set forth in Section 2.2.3.

               "Escrow Agreement" shall mean that certain Escrow Agreement and Instructions entered into by the Company, Subscriber and Escrow Agent on even date herewith, in the form attached hereto as Exhibit C or such other form as agreed upon by the parties.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               "Hard Floor Price" shall equal fifty cents ($0.50).

               "Ineffective Period" shall have the meaning set forth in the Registration Rights Agreement.

               "Initial Tranche" shall have the meaning set forth in Section
2.1.

               "Initial Tranche Closing Date" shall have the meaning set forth in Section 2.1.

               "Initial Tranche Purchase Amount" shall have the meaning set forth in Section 2.2.

               "Initial Tranche Refund Amount" shall have the meaning set forth in Section 2.2.6.

               "Initial Tranche Share Price" shall have the meaning set forth in
Section 2.2.1.

               "Initial Tranche Subscription Date" shall mean the date as agreed upon by the parties, which shall be June 16, 1998.

               "Initial Tranche Shares" shall have the meaning set forth in
Section 2.2.

               "Intended Call Dollar Amount" shall have the meaning set forth in
Section 2.3.1(a).

               "Key Employee" shall have the meaning set forth in Section 5.18, as set forth in Exhibit N.

               "Legend" shall have the meaning set forth in Section 4.7.



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               "Major Transaction" shall mean and shall be deemed to have occurred at such time upon any of the following events:

               (i) a consolidation, merger or other business combination or event or transaction following which the holders of Common Stock of the Company immediately preceding such consolidation, merger, combination or event either
(i) no longer hold a majority of the shares of Common Stock of the Company or
(ii) no longer have the ability to elect the board of directors of the Company (a "Change of Control"); provided, however, that if the other entity involved in such consolidation, merger, combination or event is a publicly traded company with "Substantially Similar Trading Characteristics" (as defined below) as the Company and the holders of Common Stock are to receive solely Common Stock or no consideration (if the Company is the surviving entity) or solely common stock of such other entity (if such other entity is the surviving entity), such transaction shall not be deemed to be a Major Transaction (provided the surviving entity, if other than the Company, shall have agreed to assume all obligations of the Company under this Agreement and the Registration Rights Agreement). For purposes hereof, an entity shall have Substantially Similar Trading Characteristics as the Company if the average daily dollar trading volume of the common stock of such entity is equal to or in excess of $1,000,000 for the 90th through the 31st day prior to the public announcement of such transaction;

               (ii) the sale or transfer of all or substantially all of the Company's assets; or

               (iii) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control shall have occurred.

Notwithstanding the above, a Major Transaction shall not include the "Swiss Transaction." The Swiss Transaction shall mean any investment managed by Swiss Annuity of up to Twenty Million Dollars ($20,000,000) at a fixed price at the lower of the bid price on the date of the transaction or Two Dollars ($2.00) per share and/or an investment by the same group of up to Sixty Million Dollars ($60,000,000) in a European subsidiary of the Company; provided, however, that under no circumstances shall the Swiss Transaction constitute a Variable Deal as specified in Section 6.6.1 herein.

               "Market Price" shall equal the lowest Closing Bid Price during the ten (10) Trading Days immediately preceding the date in question.

               "Maximum Call Dollar Amount" shall have the meaning set forth in
Section 2.3.2 (b).

               "Maximum Call Shares" shall have the meaning set forth in Section
2.3.2 (a).



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               "Maximum Offering Amount" shall have the meaning as set forth in the Recitals hereto; provided, however, that if the Company enters into a licensing/strategic-partnership transaction that results in the receipt by the Company of gross proceeds equal to or greater than Fifteen Million Dollars ($15,000,000) within the time period that begins on the Initial Tranche Closing Date and ends twelve (12) months thereafter, then the Maximum Offering Amount shall be reduced to Eighteen Million Dollars ($18,000,000).

               "Minimum Commitment Amount" shall have the meaning set forth in
Section 2.4.2.

               "Monthly Period" shall mean the period of time beginning on the numeric day in question in a calendar month (the "Numeric Day") and for Monthly Periods thereafter, beginning on the earlier of (i) the same Numeric Day of the next calendar month or (ii) the last day of the next calendar month. The Monthly Period shall end on the day immediately preceding the beginning of the next succeeding Monthly Period.

               "Nasdaq 20% Rule" shall have the meaning set forth in Section 2.2.5.

               "Offering" shall have the meaning set forth in Section 2.1.

               "Opinion of Counsel" shall mean an opinion from Company's independent counsel, in the form attached as Exhibit B, or such other form as agreed upon by the parties, as to the Initial Tranche Closing and in the form attached as Exhibit I, or such other form as agreed upon by the parties, as to any Call Closing.

               "Other Subscribers" shall have the meaning set forth in Section 2.1.

               "Other Subscription Agreements" shall have the meaning set forth in Section 2.1.

               "Placement Agent" shall mean Swartz Investments LLC, d/b/a Swartz Institutional Finance.

               "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

               "Quarterly Call Dollar Maximum" shall have the meaning set forth in Section 2.3.2 (b).



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               "Quarterly Call Share Limit" shall have the meaning set forth in
Section 2.3.2 (a).

               "Registration Rights Agreement" shall mean that certain registration rights agreement entered into by the Company and Subscriber on even date herewith, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties.

               "Registrable Securities" shall have the meaning as set forth in the Registration Rights Agreement.

               "Registration Statement" shall have the meaning as set forth in the Registration Rights Agreement.

               "Regulation D" shall have the meaning set forth in the Recitals hereto.

               "Reporting Issuer" shall have the meaning set forth in Section
6.2.

               "Risk Factors" shall have the meaning set forth in Section 3.2.4, attached hereto as Exhibit J.

               "SEC" shall mean the Securities and Exchange Commission.

               "Securities" shall mean the Common Stock of the Company, together with the Warrants and the Warrant Shares.

               "Share Price" shall mean the purchase price per share of Common Stock for the applicable Closing.

               "Shareholder 20% Approval" shall have the meaning set forth in
Section 6.12.

               "Six Month Reset Date" shall have the meaning set forth in
Section 2.2.2(b).

               "Six Month Reset Price" shall have the meaning set forth in
Section 2.2.2(b).

               "Six Month Reset Shares" shall have the meaning set forth in
Section 2.2.2(b).

               "Soft Floor Price" shall equal One Dollar ($1.00).

               "Subscriber" shall have the meaning set forth in the preamble hereto.

               "Subscriber Allocation" shall have the meaning as set forth in
Section 2.1.

               "Term" shall mean the term of this Agreement, which shall be a period of time ending on the date that is six (6) months after the earlier of
(i) the date that is three years after the Initial Tranche Closing Date, or (ii) the Call Closing Date on which the sum of the Aggregate Initial



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

Tranche Dollar Amount plus the aggregate of the Call Dollar Amounts for all Call Closings equal the Maximum Offering Amount.

               "Three Month Reset Date" shall have the meaning set forth in
Section 2.2.2(a).

               "Three Month Reset Price" shall have the meaning set forth in
Section 2.2.2(a).

               "Three Month Reset Shares" shall have the meaning set forth in
Section 2.2.2(a).

               "Trading Cushion" shall have the meaning set forth in Section 2.3.1(b).

               "Trading Day" shall mean any day during which the Principal Market is open for business.

               "Transaction Documents" shall have the meaning set forth in
Section 9.

               "Use of Proceeds Schedule" shall have the meaning as set forth in
Section 3.2.4, attached hereto as Exhibit L.

               "Warrant" shall have the meaning set forth in Section 2.4, in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties.

               "Warrant Shares" shall mean the Common Stock issuable upon exercise of the Warrants.

        2.     Purchase and Sale of Common Stock



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               2.1    Offer to Subscribe.

               Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in Sections 2.2.4 and 2.3.4 below, Subscriber hereby offers to subscribe for and purchase (i) an initial number of shares Common Stock according to Section 2.2 below, for an initial purchase price in the amount set forth in Section 2.2 below (the "Initial Tranche"), and
(ii) such additional amounts of Common Stock as the Company may, in its sole and absolute discretion from time to time elect to issue and sell to Subscriber according to a Call for Proceeds pursuant to Section 2.3 below. Contemporaneously herewith, the Company may enter into agreements (the "Other Subscription Agreements") with other subscribers (the "Other Subscribers") for the sale and purchase of Common Stock. The aggregate dollar amount of Common Stock purchased by the Subscriber and the Other Subscribers for all Initial Tranches (the "Aggregate Initial Tranche Dollar Amount") and the aggregate dollar amount of Common Stock purchased by the Subscriber and the Other Subscribers for any and all Call for Proceeds shall be allocated pro rata among the Subscriber and the Other Subscribers based on the Initial Tranche Purchase Amount of Common Stock purchased by such subscriber in the Initial Tranche (collectively, the "Offering"). The amount allocated to the Subscriber shall be based on a percentage (the "Subscriber Allocation") equal to the quotient of (i) Initial Tranche Purchase Amount of the Subscriber, divided by the (ii) the Aggregate Initial Tranche Dollar Amount.

The parties hereto acknowledge that Swartz Investments, LLC, d/b/a Swartz Institutional Finance is acting as placement agent (the "Placement Agent") for this Offering and will be compensated by the Company in cash, Common Stock and warrants to purchase Common Stock. The Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Common Stock pursuant to this Agreement. The information and data contained in the Disclosure Documents (as defined in Section 3.2.4) have not been subjected to independent verification by the Placement Agent, and no representation or warranty is made by the Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.



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               2.2 Purchase of Initial Tranche. Subject to the terms and
conditions herein and the satisfaction of the conditions to closing set forth in
Section 2.2.4 below, Subscriber hereby agrees to subscribe for and purchase an initial number of shares of Common Stock according to Section 11 below (the "Initial Tranche Shares") at the initial purchase price per share of Common Stock as determined pursuant to Section 2.2.1 below (the "Initial Tranche Share Price"), for an initial purchase price in the amount set forth in Section 11 below (the "Initial Tranche Purchase Amount").


                      2.2.1 Initial Tranche Share Price. The purchase price per share of Common Stock (the "Initial Tranche Share Price") for the Initial Tranche shall be equal to the Market Price of the Common Stock, in effect on the Initial Tranche Subscription Date; provided, however, that the Initial Tranche Share Price shall be subject to the reset provision in Section 2.2.2 below.

                      2.2.2 Reset of Initial Tranche Share Price and Initial Tranche Shares. The Initial Tranche Share Price and the Initial Tranche Shares shall be subject to reset according to the following:

                             (a) If the Market Price on the date that is three
(3) months after the Effective Date (the "Three Month Reset Date") of the Registration Statement is less than the Initial Tranche Share Price, then the Initial Tranche Share Price, with respect to one-half (1/2) of the Initial Tranche Shares, shall be reset to equal the Market Price on the Three Month Reset Date (the "Three Month Reset Price") and the Subscriber shall be issued additional Common Shares (the "Three Month Reset Shares") in an amount equal to the difference of (i) a number of shares equal to the quotient of (x) one-half (1/2) of the Initial Tranche Purchase Amount, divided by (y) the Three Month Reset Price, minus (ii) one-half (1/2) of the number of Initial Tranche Shares: provided, however, the Company's obligation to issue Three Month Reset Shares shall be subject to the Cap Amount as specified in Section 2.2.5 below; provided further that the provisions of this Section 2.2.2(a) shall be subject to adjustment as provided in Section 2.2.7 below; provided further that if on the Three Month Reset Date, the Registration Statement is subject to a Blackout Period or is otherwise ineffective, then for purposes hereof, the Three Month Reset Date shall be the first Trading Day thereafter that the Registration Statement becomes effective. On or before the third (3rd) Business Day following the Three Month Reset Date, the Company shall deliver to the Escrow Agent a certificate or certificates (in denominations as instructed by Subscriber) representing the Three Month Reset Shares registered in the name of Subscriber or its nominee (as instructed by Subscriber).

                             (b) If the Market Price on the date that is six (6)
months after the Effective Date (the "Six Month Reset Date") of the Registration Statement is less than the Initial Tranche Share Price, then the Initial Tranche Share Price, with respect to one-half (1/2) of the Initial Tranche Shares, shall be reset to equal the Market Price on the Six Month Reset Date (the "Six Month Reset Price") and the Subscriber shall be issued additional Common Shares (the "Six Month Reset Shares") in an amount equal to the difference of (i) a number of shares equal to the quotient of (x) one-half (1/2) of the Initial Tranche Purchase Amount, divided by (y) the Six Month Reset Price, minus (ii) one-half (1/2) of the number of Initial Tranche Shares: provided, however, the Company's obligation to issue Six Month Reset Shares shall be subject to the Cap Amount as specified in Section 2.2.5 below; provided further that the provisions of this
Section 2.2.2(b) shall be subject to adjustment as provided in Section 2.2.7 below; provided further that if on the Six Month Reset Date,



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

the Registration Statement is subject to a Blackout Period or is otherwise ineffective, then for purposes hereof, the Six Month Reset Date shall be the first Trading Day thereafter that the Registration Statement becomes effective. On or before the third (3rd) Business Day following the Six Month Reset Date, the Company shall deliver to the Escrow Agent a certificate or certificates (in denominations as instructed by Subscriber) representing the Six Month Reset Shares registered in the name of Subscriber or its nominee (as instructed by Subscriber).

                      2.2.3 Initial Tranche Closing. Assuming that the Initial Tranche Purchase Amount for the Initial Tranche and this Subscription Agreement, accepted by the Company, are received into the Company's designated escrow account for this Offering established pursuant to the Escrow Agreement and Instructions (the "Escrow Agreement") by and among the Company, First Union National Bank of Georgia (the "Escrow Agent") and the Subscriber (the "Escrow Account"), the closing of a sale and purchase of Common Stock as to each Subscriber (the "Closing") shall be deemed to occur (the "Initial Tranche Closing Date") when this Agreement, the Registration Rights Agreement and the Escrow Agreement have been executed, by both Subscriber and the Company and full payment shall have been made by Subscriber, by wire transfer to the Escrow Account as set forth in Section 8 for payment in consideration for the Company's delivery of certificates representing the Common Stock and Warrants purchased by Subscriber, and the other documents and instruments required to be delivered in connection with the Closing.

                      2.2.4 Conditions to Closing of the Initial Tranche. As a prerequisite to the Closing of the Initial Tranche and Subscriber's obligations hereunder, all of the following shall have been satisfied prior to such Closing:

        (a) the following documents shall have been deposited with the Escrow Agent: (i) the Registration Rights Agreement, in the form attached hereto as Exhibit A, or such other form as agreed upon by the parties, (the "Registration Rights Agreement") (executed by the Company and Subscriber), (ii) an opinion of independent counsel, in the form attached hereto as Exhibit B, or such other form as agreed upon by the parties, (the "Opinion of Counsel") (signed by the Company's counsel), (iii) the Escrow Agreement, in the form attached hereto as Exhibit C, or such other form as agreed upon by the parties, (executed by the Company and Subscriber), (iv) certificates representing the Common Stock for which the Subscriber has subscribed issued in the name of the Subscriber or its nominee, (v) Warrants, in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties, issued in the name of the Subscriber, and (vi) a secretary's certificate, as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Certificate of Incorporation, and (C) the Company's Bylaws;

        (b) the Initial Tranche Purchase Amount and this Subscription Agreement, accepted by the Company, shall have been received by the Escrow Agent;

        (c) an Aggregate Initial Tranche Dollar Amount of at least Three Million Five Hundred Thousand Dollars ($3,500,000), this Subscription Agreement and



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

                the Other Subscription Agreements, accepted by the Company, shall have been received by the Escrow Agent;

        (d) the Company's Common Stock shall be listed for and actively trading on either the Nasdaq Small Cap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange;

        (e) other than continuing losses described in the Risk Factors below as described in the Disclosure Documents (as described in Section 3.2.4), as of the Closing there have been no material adverse changes in the Company's business prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents, including but not limited to incurring material liabilities;

        (f) the representations and warranties of the Company are true and correct in all material respects at the Initial Tranche Closing Date as if made on such date and the conditions to Subscriber's obligations set forth in this Section 2.2.4 are satisfied as of such closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Escrow Agent;

        (g) the Company shall have reserved for issuance a sufficient number of Common Shares to effect the issuance of the Common Shares in the Initial Tranche Closing and to effect exercise of the corresponding Warrants, which number of shares shall initially be equal to Ten Million (10,000,000) shares, provided, however, that following the issuance of all Three Month Reset Shares and all Six Month Reset Shares, the Company may reduce the number of shares of Common Stock reserved for issuance to equal the number of shares of Common Stock issuable upon the full exercise of all outstanding Warrants; and

        (h) the number of Initial Tranche Shares with respect to Subscriber shall not exceed a number of shares of Common Stock equal to the same number of shares of restricted securities that the Subscriber would otherwise be able to sell within a ninety (90) day period pursuant to Rule 144(e),promulgated under the Act, with respect to the Initial Tranche Closing Date.

                      2.2.5 Cap Amount. Unless otherwise permitted by Nasdaq, in no event shall the aggregate number of Initial Tranche Shares, Three Month Reset Shares, Six Month Reset Shares and any Call Shares exceed the maximum number of shares of Common Stock (the "Cap Amount") that the Company can, without shareholder approval, so issue pursuant to Nasdaq Rule 4460(i)(1)(d)(ii) (or any other applicable Nasdaq Rules or any successor rule) (the "Nasdaq 20% Rule"). In the event the Company is prohibited from issuing the full amount of Three Month Reset Shares or Six Month Reset Shares as a result of the operation of this Section 2.2.5, the Company shall issue such number of shares of Common Stock as are available without exceeding the Cap Amount (the "Cap Limit Shares") to the Subscriber as partial consideration for its obligation to issue the Three Month Reset Shares or Six Month Reset Shares, as the case may be, and shall pay the Subscriber the refund amount as specified in Section 2.2.6 below.



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

                      2.2.6 Refund due to Cap Amount. In the event the Company is prohibited from issuing the full amount of either the Three Month Reset Shares or the Six Month Reset Shares, or both, as a result of the operation of
Section 2.2.5, the Company shall refund to the Subscriber a dollar amount (the "Initial Tranche Refund Amount") equal to the product of (a) the difference of
(i) the number of Three Month Reset Shares or Six Month Reset Shares, as the case may be, required to be issued by the Company, minus (ii) the number of the Cap Limit Shares, times (b) the Three Month Reset Price or the Six Month Reset Price, as the case may be. On or before the third (3rd) Business Day following the Three Month Reset Date, the Six Month Reset Date or both such dates, as the case may be, the Company shall deliver to the Escrow Agent a certificate or certificates (in denominations as instructed by Subscriber) representing the Cap Limit Shares registered in the name of Subscriber or its nominee (as instructed by Subscriber) and the Initial Tranche Refund Amount.

                      2.2.7 Adjustments to Reset of Initial Tranche Share Price and Initial Tranche Shares.

                             (a) Adjustment Due to Stock Split or Combination.
If, at any time, after the Initial Tranche Closing Date but prior to either the Three Month Reset Date or the Six Month Reset Date, as the case may be, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, or decreased by a combination or reclassification of shares, or other similar event, then the Three Month Reset Price or the Six Month Reset Price, as the case may be, shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event.

                             (b) Adjustment Due to Merger, Consolidation, Etc.
If, after the Initial Tranche Closing Date but prior to either the Three Month Reset Date or the Six Month Reset Date, as the case may be, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event (a "Reset Transaction"), as a result of which shares of Common Stock of the Company shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then, prior to the consummation of any Reset Transaction, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Subscriber) to insure that the Subscriber shall thereafter have the right to acquire and receive, upon the basis and upon the terms and conditions specified herein and in lieu of or addition to (as the case may be) the shares of Common Stock theretofore issuable upon such Three Month Reset Date or Six Month Reset Date, as the case may be, such stock, securities and/or other assets that would have been issued or payable in such Reset Transaction with respect to or in exchange for the number of shares of Common Stock which would have been acquirable or receivable upon the Three Month Reset Date or Six Month Reset Date, as the case may be, had such Reset Transaction not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Subscriber) with respect to the Subscriber's rights and interests to insure that the provisions of this Section 2.2.7(b) and
Section 2.2.2 will thereafter be enforceable and to give appropriate effect to the reset provisions in Section 2.2.2(a) and Section 2.2.2(b) (including, in the case of any such Reset Transaction in which the successor entity or purchasing entity is other than the Company, an immediate revision of the Initial Tranche Share Price to reflect the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company shall not effect any transaction described in this Section

2.2.7(b) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company under this Agreement including this Section 2.2.7(b).

                             (c) Adjustment Due to Distribution.  Subject to the
restrictions herein contained, if at any time after the Initial Tranche Closing Date but prior to either the Three Month Reset Date or the Six Month Reset Date, as the case may be, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) or shares of its capital stock (other than Common Stock) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of any other public or private company, including but not limited to a subsidiary or spin-off of the Company (a "Distribution"), then the Subscriber shall be entitled, upon issuance of either the Three Month Reset Shares or Six Month Reset Shares, as the case may be, after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such distribution (in kind) which would have been payable to the Subscriber with respect to either the Three Month Reset Shares or Six Month Reset Shares, as the case may be, had such Subscriber been the holder of such shares of Common Stock on the record date for determination of shareholders entitled to such Distribution.

               2.3    Call for Proceeds.

                      2.3.1 Procedure to Exercise Call for Proceeds. During any Monthly Period beginning on the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the Company may, in its sole and absolute discretion, elect to exercise no more than one Call for Proceeds according to the following procedure:

                             (a) at least ten (10) Trading Days prior to any
Call Date, the Company shall deliver advance written notice (the "Advance Call Notice," the form of which is attached hereto as Exhibit E, the date of such Advance Call Notice being the "Advance Call Notice Date") to Subscriber stating the Call Date for which the Company shall, subject to the limitations and restrictions contained herein, exercise a Call for Proceeds and the amount for which the Company shall exercise a Call for Proceeds (the "Intended Call Dollar Amount"). In order to effect delivery of the Advance Call Notice, the Company shall (i) send the Advance Call Notice by facsimile on such date so that such notice is received by the Subscriber by 6:00 p.m., New York, NY time, and (ii) surrender such notice on such date to a common courier for overnight delivery to the Subscriber (or two (2) day delivery in the case of a Subscriber residing outside of the U.S.). Upon receipt by the Subscriber of a facsimile copy of the Advance Call Notice, the Subscriber shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Advance Call Notice Confirmation," the form of which is attached hereto as Exhibit F) of the Advance Call Notice to Company specifying that the Advance Call Notice has been received and affirming the intended Call Date and the Intended Call Dollar Amount;

                             (b) on the Call Date specified in the Advance Call
Notice, the Company shall deliver written notice (the "Call Notice," the form of which is attached hereto as Exhibit G), the date of such Call Notice being the "Call Date") to Subscriber stating (i) a purchase amount (the "Call Dollar Amount") of Common Stock which Company intends to sell to Subscriber, (ii) the Call Date, (iii) the Call Shares as determined pursuant to Section 2.3.1 (c), and (iv) the Call Share Price as determined pursuant to Section 2.3.1 (d) (such exercise a "Call for Proceeds");

provided, however, that the Call Dollar Amount specified by the Company in the Call Notice shall be equal to the Intended Call Dollar Amount, unless the Call Dollar Amount must be restricted to the Maximum Call Dollar Amount pursuant to
Section 2.3.2 (b) below or the Call Shares must be restricted to the Maximum Call Shares pursuant to Section 2.3.2(a); provided further that if the Call Dollar Amount must be restricted pursuant to either Section 2.3.2(a) or Section 2.3.2(b), then for purposes hereof, the Call Dollar Amount shall equal either the Maximum Call Dollar Amount or the purchase amount for the Maximum Call Shares, whichever is less; provided, further, that the Company shall not send a Call Notice unless at least fifteen (15) Trading Days, not including any Trading Day for which the Registration Statement is ineffective or subject to a Blackout Period, have elapsed (the "Trading Cushion") since the last Call Date for which a Call for Proceeds was closed; provided further, that the Company may, in its sole and absolute discretion, elect to void all or any portion of the amount set forth in the Advance Call Notice and elect not to exercise all or any portion of any Call for Proceeds on the Call Date specified in such Advance Call Notice, if the Market Price on such Call Date is less than eighty percent (80%) of the Closing Bid Price on such Advance Call Notice Date. In order to effect delivery of the Call Notice, the Company shall (i) send the Call Notice by facsimile on the Call Date so that such notice is received by the Subscriber by 6:00 p.m., New York, NY time, and (ii) surrender such notice on the Call Date to a common courier for overnight delivery to the Subscriber (or two (2) day delivery in the case of a Subscriber residing outside of the U.S.). Upon receipt by the Subscriber of a facsimile copy of the Call Notice, the Subscriber shall, within two (2) Business Days, send, via facsimile, a confirmation of receipt (the "Call Notice Confirmation," the form of which is attached hereto as Exhibit H) of the Call Notice to Company specifying that the Call Notice has been received and affirming the Call Date, the Call Dollar Amount, the Call Shares and the Call Share Price;

                             (c) the number of shares of Common Stock that the
Subscriber shall receive pursuant to such Call for Proceeds (the "Call Shares") shall be determined by dividing the Call Dollar Amount specified in the Call Notice by the Call Share Price with respect to such Call Date, subject to the Call Limitations pursuant to Section 2.3.2 below; and

                             (d) the "Call Share Price" shall equal eighty five
percent (85%) of the Market Price on the Call Date.

                      2.3.2 Call Limitations. The Company's right to exercise a Call for Proceeds shall be limited as follows:

                             (a) the Company shall not exercise any Call for
Proceeds for a number of Call Shares with respect to any individual Subscriber in excess of the Maximum Call Shares. The "Maximum Call Shares" shall equal the difference of (i) the Quarterly Call Share Limit, as defined below, minus (ii) the aggregate number of all prior Call Shares sold to such Subscriber during the three (3) month period immediately preceding the Call Date. The "Quarterly Call Share Limit" applicable to a Call for Proceeds with respect to such Subscriber shall mean a number of shares of Common Stock equal to the same number of shares of restricted securities that the Subscriber would otherwise be able to sell pursuant to Rule 144(e),promulgated under the Act, with respect to such Call Date.;

                             (b) the Company shall not exercise a Call for
Proceeds for a Call Dollar Amount in excess of the Maximum Call Dollar Amount. The Maximum Call Dollar Amount shall equal the difference of (i) the Quarterly Call Dollar Maximum, as defined below, minus (ii) the aggregate of all prior Call Dollar Amounts with respect to the Subscriber during the three (3) month period immediately preceding the Call Date. The "Quarterly Call Dollar Maximum" shall be equal to the product of (i) the Aggregate Quarterly Dollar Maximum, and (ii) the Subscriber Allocation;

                             (c) if the Closing Bid Price of the Common Stock on
any Trading Day during the ten (10) Trading Days preceding the Call Date is less than Soft Floor Price and greater than the Hard Floor Price, then the Company shall not exercise a Call for Proceeds for a Call Dollar Amount in excess of fifteen percent (15%) of the Maximum Call Dollar Amount that would otherwise be available; provided, however, that the Soft Floor Price and the Hard Floor Price shall be proportionately increased in the event of any combination or reverse stock split of the shares of Common Stock, or any recapitalization or reorganization which results in less shares of Common Stock being outstanding, and the Soft Floor Price and the Hard Floor Price shall be proportionately reduced in the event of any stock split or Common Stock dividend with respect to the shares of Common Stock;

                             (d) the Company shall not exercise a Call for
Proceeds on a Call Date for which the Closing Bid Price on any Trading Day during the ten (10) Trading Days immediately preceding the Call Date is less than or equal to the Hard Floor Price; provided that the Hard Floor Price shall be adjusted, as necessary, according to Section 2.3.2(c) above;

                             (e) the Company shall not exercise a Call for
Proceeds on a Call Date for which the Company has announced a subdivision or combination, including a reverse split, of its Common Stock or has subdivided or combined its Common Stock during the ten (10) Trading Days immediately preceding the Call Date;

                             (f) the Company shall not exercise a Call for
Proceeds on a Call Date for which the Company has paid a dividend of its Common Stock or has made any other distribution of its Common Stock during the ten (10) Trading Days immediately preceding the Call Date;

                             (g) the Company shall not exercise a Call for
Proceeds on a Call Date for which the Company has made, during the ten (10) Trading Days immediately preceding the Call Date, a distribution of all or any portion of its assets or evidences of indebtedness to the holders of its Common Stock;

                             (h) the Company shall not exercise a Call for
Proceeds on a Call Date for which a Major Transaction has occurred or the Swiss Transaction has closed during the ten (10) Trading Days immediately preceding the Call Date;

                             (i) the Company shall not exercise a Call for
Proceeds during the ten (10) Trading Days before and after the Three Month Reset Date and during the ten (10) Trading Days before and after the Six Month Reset Date;

                             (j) the Company shall not exercise a Call for
Proceeds during the time period that is ninety (90) days after the Initial Tranche Closing Date;

                             (k) the Company shall not exercise a Call for
Proceeds if, at any time, either the Company or any director or executive officer of the Company has engaged in a transaction or conduct that gives rise to claims of fraud or misrepresentation, or, if prosecuted criminally, would constitute a felony under applicable law. For purposes of determining whether the Company is precluded from exercising a Call for Proceeds pursuant to this paragraph, the Company shall be deemed to be precluded from exercising a Call for Proceeds if any regulatory or criminal proceeding is initiated against either the Company or any of its directors or executive officers and such proceeding is not dismissed within thirty (30) days of the initiation thereof;

                             (l) the Company shall not exercise a Call for
Proceeds during the ten (10) Trading Days after the Effective Date of the Registration Statement;

                             (m) the Company shall not exercise a Call for
Proceeds or any Call for Proceeds thereafter, on any date after (i) any Ineffective Period or Delisting Event, both as defined in the Registration Rights Agreement, that lasts for four (4) consecutive months, or (ii) after a cumulative time period including both an Ineffective Period and a Delisting Event that lasts for four (4) consecutive months;

                             (n) the Company shall not exercise a Call for
Proceeds on a Call Date for which the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company during the ten (10) Trading Days immediately preceding the Call Date; and

                             (o) the Company shall not exercise a Call for
Proceeds after (i) the date that is three years after the Initial Tranche Closing, or (ii) the Call Closing Date on which the sum of the Aggregate Initial Tranche Dollar Amount plus the aggregate of the Call Dollar Amounts for all Call Closings equal the Maximum Offering Amount.

                      2.3.3  Call Closing. On or before the third (3rd) Business

Day following the Call Date for such Call for Proceeds (the "Company Due Date"),
(i) the Company shall deliver to the Escrow Agent a certificate or certificates (in denominations as instructed by Subscriber) representing the Call Shares for such Call for Proceeds, registered in the name of Subscriber or its nominee (as instructed by Subscriber), and (ii) the Company shall deliver to the Escrow Agent any and all documents, instruments and other writings required to be delivered pursuant to Section 2.3.4 or any other provision of this Agreement in order to implement and effect the transactions contemplated herein. On or before the second (2nd) Business Day following notification by the Escrow Agent (pursuant to the Escrow Agreement) to the Subscriber that the Company has delivered such certificates and such documents (the "Subscriber Due Date"), the Subscriber shall deliver to the Escrow Agent the Call Dollar Amount for such Call for Proceeds as specified in the Call Notice in the manner specified in
Section 8 below; provided, however, if the Company does not deliver the certificate or certificates representing the Call Shares on or before the Company Due Date, then the Call Share Price for such Call for Proceeds shall be reset to equal eighty five percent (85%) of the lower of the (i) the Market Price on the Call Date, or (ii) the lowest Closing Bid Price on any Trading Day from the Call Date until the date immediately preceding the date that the Company delivers the certificate or certificates representing all of the Call Shares to the Escrow Agent, including any additional shares required to be issued based upon such reset of the Call Share Price, if applicable; provided, further, that if the Subscriber does not deliver to the Escrow Agent the Call Dollar Amount for such Call for Proceeds on or before the Subscriber Due Date, then the Subscriber shall pay to the Company, in addition to the Call Dollar Amount, an amount (the "Late Payment Amount") at a rate of X% per month, accruing daily, multiplied by such Call Dollar Amount, where "X" equals one percent (1%) for the first month following the date in question, and increases by an additional one percent (1%) for each month that passes after the date in question, up to a maximum of five percent (5%). The closing (each a "Call Closing") for each Call for Proceeds shall occur on the date that both (i) the Company has delivered to the Escrow Agent such certificates representing all of the Call Shares to the Escrow Agent, including any additional shares required to be issued based upon a reset of the Call Share Price, if applicable and such documents, and (ii) the Subscriber has delivered to the Escrow Agent such Call Dollar Amount and any Late Payment Amount, if applicable (each a "Call Closing Date").

                      2.3.4 Conditions to Closing of any Call for Proceeds. As a prerequisite to the Closing of any Call for Proceeds and Subscriber's obligations hereunder, all of the following shall have been satisfied prior to such Closing:

        (a)     the following shall have been deposited with the Escrow Agent:
                (i) the Call Dollar Amount, (ii) the certificates representing the Common Stock for which the Subscriber has subscribed issued in the name of the Subscriber, (iii) Warrants, in the form attached hereto as Exhibit D, or such other form as agreed upon by the parties, issued in the name of the Subscriber, and (iv) an opinion of counsel, in the form attached hereto as Exhibit I or such other form as agreed upon by the parties, (the "Opinion of Counsel") (signed by the Company's counsel);

        (b) the Company's Common Stock shall be listed for and actively trading on either the Nasdaq Small Cap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange and to the Company's knowledge there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such market or exchange;

        (c) the Company shall have satisfied any and all obligations pursuant to the Registration Rights Agreement, including, but not limited to, the filing of the Registration Statement with the SEC with respect to the resale of all Registerable Securities and the requirement that the Registration Statement shall have been declared effective by the SEC for the resale of all Registerable Securities and the Company shall have satisfied and shall be in compliance with any and all obligations pursuant to the Subscription Agreement and the Warrants;

        (d) as of the Closing there have been no material adverse changes in the Company's business prospects or financial condition (defined below in Section 5.2), including but not limited to incurring material liabilities, except as disclosed in the SEC documents filed by the Company since the Initial Tranche Closing Date;

        (e) the representations and warranties of the Company are true and correct in all material respects at each Call Closing Date as if made on such date and the conditions to Subscriber's obligations set forth in this Section 2.3.4 are satisfied as of such closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Escrow Agent;

        (f) the Company shall have reserved for issuance a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligation to issue Common Shares pursuant to any Call for Proceeds and to effect exercise of the Warrants;

        (g) the Registration Statement is not subject to a Black Out Period as defined in the Registration Rights Agreement, the prospectus included therein is current and deliverable, and to the Company's knowledge there is no notice of any investigation or inquiry concerning any stop order with respect to the Registration Statement;

        (h) the Company shall have obtained the Shareholder 20% Approval as specified in Section 6.12; and

        (i)     none of the events or occurrences as specified in Section 2.3.2
                (d) through (h) have occurred between the Call Date and the Call Closing Date.

                      2.3.5 Reset of Call Shares. In the event that the Company makes a public announcement or press release during the ten (10) Trading Days after any Call Date and the Closing Bid Price on the date that is ten (10) Trading Days after such Call Date (the "Call Reset Price") is less than eighty five percent (85%) of the Call Share Price on such Call Date, then the Company shall issue to the Subscriber an additional number of shares of Common Stock (the "Call Reset Shares") equal to the difference of (a) the quotient of (i) the Call Dollar Amount on such Call Date, divided by (ii) the Call Reset Price, minus (b) the number of Call Shares on such Call Date. On or before the third
(3rd) Business Day following the date that is ten (10) Trading Days after the Call Date, the Company shall deliver to the Escrow Agent a certificate or certificates (in denominations as instructed by Subscriber) representing the Call Reset Shares registered in the name of Subscriber or its nominee (as instructed by Subscriber).

               2.4    Warrants.

                      2.4.1 Warrants upon Issuance of Common Stock. On the Initial Tranche Closing Date and each Call Closing Date, the Company shall issue a Warrant to the Subscriber to purchase a number of shares of Common Stock equal to ten percent (10%) of the number of Common Shares issued to the Subscriber in the applicable Closing. In the event that the Closing Bid Price on the date that is ten (10) Trading Days after any Call Date is less than eighty five percent (85%) of the Call Share Price on such Call Date, then the Company shall issue to the Subscriber an additional Warrant to purchase a number of shares of Common Stock equal to the difference of (i) ten percent (10%) of the number of Common Shares that would have been issued to the Subscriber if the applicable Call Date had occurred ten (10) Trading Days after the applicable Call Closing Date, minus
(ii) the number of shares of Common Stock that may be purchased by Subscriber pursuant to the Warrant issued as a result of such original Call Date. The Warrant shall be immediately exercisable at the Share Price (either the Initial Tranche Share Price or the Call Share Price, as the case may be) of the Common Shares in the applicable Closing, and shall have a term beginning on the date of issuance and ending on December 31, 2004. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

                      2.4.2 Commitment Warrants. On the anniversary date of the Initial Tranche Closing Date and the two (2) succeeding anniversary dates thereafter (each date a "Commitment Anniversary Date"), the Company shall issue a Warrant to the Subscriber to purchase a number of shares of Common Stock equal to ten percent (10%) of the quotient of (i) a dollar amount equal to the difference of (a) the Minimum Commitment Amount, minus (b) the aggregate amount of Common Stock sold to the Subscriber during all years preceding such Commitment Anniversary Date, divided by (ii) the Market Price of the Common Stock on such Commitment Anniversary Date. The Warrant shall be immediately exercisable at the Market Price on such Commitment Anniversary Date and shall have a term beginning on the date of issuance and ending on December 31, 2004. The "Minimum Commitment Amount" shall equal $6,666,666.66 for the first year, $13,333,333.32 for the second year and the Maximum Offering Amount for the third year. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

                      2.4.3 Issuance of Commitment Warrants upon Reorganization, Consolidation, Merger, Ect. In case of any reorganization of the Company after the Initial Tranche Closing Date, or in case, after such date, the Company shall transfer all or substantially all of its properties or assets to or consolidate with or merge into any other public or private company, including but not limited to a subsidiary or spin-off of the Company, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of any other public or private company, then in such case the Subscriber shall be entitled to receive on the Trading Day prior to the date of consummation of such reorganization, conveyance, consolidation or merger (the "Consummation Date"), in lieu of any Warrants pursuant to Section 2.4.2, a warrant to purchase a number of shares of Common Stock equal to ten percent (10%) of the quotient of
(i) a dollar amount equal to the difference of (a) the Maximum Offering Amount, minus (b) the aggregate amount of Common Stock sold to the Subscriber pursuant to this Agreement during all years preceding such Consummation Date, divided by
(ii) the Market Price of the Common Stock on the Trading Day (the "Valuation Date") immediately prior to the date of the public announcement by the Company of such reorganization, conveyance, consolidation or merger. Such warrant shall be immediately exercisable at the Market Price on the Valuation Date and shall entitle the Subscriber to receive, upon payment of the exercise price, in lieu of the Common Stock issuable upon such exercise, the cash, securities or other property to which the Subscriber would have been entitled upon such Consummation Date if the Subscriber had so exercised such warrant immediately prior thereto.

               2.5 Subscriber's Right to Defer Receipt. If at any time the Subscriber would have the right to receive shares of Common Stock from the Company, including, without limitation, by reason of Section 2.2.2 (Three Month Reset Shares and Six Month Reset Shares), Section 2.3 (Call for Proceeds) or
Section 2.3.5 (Reset of Call Shares), and/or the right to receive a Warrant or Warrants by reason of Section 2.4 hereof, and as a result of receiving such additional shares of Common Stock or such Warrants the Subscriber would be deemed to be, after taking into account Common Shares previously acquired from the Company, Warrant Shares deemed to be beneficially owned pursuant to ownership of the Warrants, and any other shares of Common Stock of the Company deemed to be beneficially owned by the Subscriber, the beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 9.9% of the Common Stock of the Company, the Subscriber may elect to defer receipt of all or any portion of such Common Shares from the Company and/or defer receipt of all or any portion of such Warrant or Warrants, by sending a notice to the Company of such election. Such election shall not affect the Subscriber's obligation to pay for Call Shares, as if such election had not been made, nor shall it affect (other than by way of deferral, as set forth herein) the Subscriber's absolute and unconditional right to receive the shares of Common Stock and/or Warrants to which it was otherwise entitled. In the event the Subscriber makes such election, (i) it may waive such election, in whole or in part, at any time effective on sixty one (61) days' prior notice to the Company and (ii) may waive it effective immediately upon notice to the Company in the event of the announcement by the Company or any third party of a Major Transaction. The Company shall deliver the shares and/or Warrants to which the Subscriber is entitled on the effective date of the waiver in the case of clause (i) above, and within three (3) Trading Days of the date of the waiver notice in the case of a waiver pursuant to clause (ii) above.

        3. Representations, Warranties and Covenants of Subscriber. Subscriber hereby represents and warrants to and agrees with the Company as follows:

               3.1 Accredited Investor. Subscriber is an accredited investor, as defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 12 of this Agreement.

               3.2 Investment Experience; Access to Information; Independent Investigation.

                      3.2.1 Access to Information. Subscriber or Subscriber's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this Offering, the Company and its business and prospects, and to obtain any additional information which Subscriber or Subscriber's professional advisor deems necessary to verify the accuracy and completeness of the information received.

                      3.2.2 Reliance on Own Advisors. Subscriber has relied completely on the advice of, or has consulted with, Subscriber's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Act for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section 3.2.4 below and on the Opinion of Counsel). The foregoing, however, does not limit or modify Subscriber's right to rely upon covenants, representations and warranties of the Company in this Agreement.

                      3.2.3 Capability to Evaluate. Subscriber has such knowledge and experience in financial and business matters so as to enable such Subscriber to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 3.2.4 below).

                      3.2.4 Disclosure Documents. Subscriber, in making Subscriber's investment decision to subscribe for the Securities hereunder, represents that (a) Subscriber has received and had an opportunity to review (i) the Company's Annual Report on Form 10-K/A for the year ended April 30, 1997
(ii) the Company's quarterly report on Form 10-Q/A for the quarter ended January 31, 1998, (iii) the Risk Factors, attached as Exhibit J, (the "Risk Factors")
(iv) the Capitalization Schedule, attached as Exhibit K, (the "Capitalization Schedule") and (v) the Use of Proceeds Schedule, attached as Exhibit L, (the "Use of Proceeds Schedule"); (b) Subscriber has read, reviewed, and relied solely on the documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, documents prepared by the Company regarding the Swiss Transaction and the Business Product Overview which has been specifically provided to Subscriber in connection with this Offering (the documents described in this Section 3.2.4 (a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Subscriber and Subscriber's representatives, if any; (c) Subscriber has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. The foregoing, however, does not limit or modify Subscriber's right to rely upon covenants, representations and warranties of the Company in Sections 5 and 6 of this Agreement. Subscriber acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Subscriber has not relied upon any Third Party Reports, including any provided by the Placement Agent, in making the decision to invest.

                      3.2.5 Investment Experience; Fend for Self. Subscriber has substantial experience in investing in securities and he, she or it has made investments in securities other than those of the Company. Subscriber acknowledges that Subscriber is able to fend for Subscriber's self in the transaction contemplated by this Agreement, that Subscriber has the ability to bear the economic risk of Subscriber's investment pursuant to this Agreement and that Subscriber is an "Accredited Investor" by virtue of the fact that Subscriber meets the investor qualification standards set forth in Section 3.1 above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Subscriber's purposes.

               3.3    Exempt Offering Under Regulation D.

                      3.3.1 Investment; No Distribution. Subscriber is acquiring the Securities to be issued and sold hereunder for his, her or its own account (or a trust account if such Subscriber is a trustee) for investment and not as a nominee and not with a present view to the distribution thereof. Subscriber is aware that there are legal and practical limits on Subscriber's ability to sell or dispose of the Securities and, therefore, that Subscriber may be required to bear the economic risk of the investment for an indefinite period of time, has adequate means of providing for Subscriber's current needs and possible personal contingencies and could afford a complete loss of such investment. Subscriber's commitment to illiquid investments is reasonable in relation to Subscriber's net worth.

By making the representations in this Section 3.3.1, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Act, except as otherwise limited or required by this Agreement, and the Registration Rights Agreement.

                      3.3.2 No General Solicitation. The Securities were not offered to Subscriber through, and Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                      3.3.3 Restricted Securities. Subscriber understands that the Common Stock issued at the Initial Tranche Closing, the Common Stock issued at each Call Closing will be, and the Warrant Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Subscriber represents that Subscriber is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                      3.3.4 Disposition. Without in any way limiting the representations set forth above, Subscriber further agrees not to sell, transfer, assign, pledge (except for any bona fide pledge arrangement to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available) and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or otherwise dispose of all or any portion of the Securities unless and until:

                             (a) There is then in effect a registration
statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                             (b) (i) Subscriber shall have notified the Company
of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition to the extent relevant for determination of the availability of an exemption from registration, and (ii) if reasonably requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws. It is agreed that the Company will not require the Subscriber to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Subscriber and Subscriber's broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

               3.4    Due Authorization.

                      3.4.1 Authority. The person executing this Subscription Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Subscriber is executing this Agreement. Subscriber has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

                      3.4.2 Due Authorization. If Subscriber is a corporation, Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by Subscriber and to execute and deliver this Agreement.

                      3.4.3 Partnerships. If Subscriber is a partnership, the representations, warranties, agreements and understandings set forth above are true with respect to all partners of Subscriber (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing this Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby.

                      3.4.4 Representatives. If Subscriber is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

               3.5 Limitations on Shorting. Subscriber hereby covenants and agrees that during the ten (10) Trading Days prior to any Call Date, Subscriber will not create or increase a net short position with respect to the Common Stock of the Company. Subscriber hereby covenants and agrees that during the thirty (30) calendar days prior to either the Three Month Reset Date or the Six Month Reset Date, as the case may be, Subscriber will not create or increase a net short position with respect to the Common Stock of the Company. Subscriber hereby covenants and agrees that Subscriber shall not engage in any trading practice or activity for the purpose of manipulating the price of the Common Stock or otherwise engage in any trading practice or activity that violates SEC rules and regulations.

        4.     Acknowledgments.  Subscriber is aware that:

               4.1 Risks of Investment. Subscriber recognizes that an investment in the Company involves substantial risks, including the potential loss of Subscriber's entire investment herein. Subscriber recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information, which would be contained in a registration statement under the Act;

               4.2 No Government Approval. No federal or state agency has passed upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

               4.3 No Registration, Restrictions on Transfer. The Securities and any component thereof have not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Subscriber to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

               4.4 Restrictions on Transfer. Subscriber may not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Securities or any component thereof in the absence of either an effective registration statement or an exemption from the registration requirements of the Act and applicable state securities laws;

               4.5 No Assurances of Registration. There can be no assurance that any registration statement will become effective at the scheduled time, or ever, Subscriber acknowledges that it may be required to bear the economic risk of Subscriber's investment for an indefinite period of time;

               4.6 Exempt Transaction. Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Subscriber to acquire such Securities.

               4.7 Legends. It is understood that the certificates evidencing the Common Stock delivered on the Initial Tranche Closing Date, the Warrants, and the Warrant Shares, subject to legend removal under the terms of Section 6.9 below, shall bear the following legend (the "Legend"):

               "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or pursuant to an exemption therefrom."

        5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Subscriber (which shall be true at the signing of this Agreement, as of the Initial Tranche Closing and each Call Closing, and as of any such later date as contemplated hereunder) and agrees with Subscriber that:

               5.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding (a "Proceeding") by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission ("SEC"), The National Association of Securities Dealer, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. None of the disclosed Proceedings, if any, will have a material adverse effect upon the Company or the market for the Common Stock. The Company has one subsidiary, Peregrine Pharmaceuticals, Inc..

               5.2 Corporate Condition. The Company's condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. Except for continuing losses, there have been no material adverse changes to the Company's business, financial condition, or prospects since the date of such Disclosure Documents. The financial statements as contained in the 10-K/A and 10-Q/A have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes, which are due, except for taxes, which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Disclosure Documents. This Agreement and the Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein or herein necessary to make the statements contained therein or herein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which under applicable law, requires public disclosure but which has not been so publicly announced or disclosed.

               5.3 Authorization. All corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Common Stock being sold hereunder and the issuance (and/or the reservation for issuance) of the Warrants and the Warrant Shares have been taken, and this Agreement, the Escrow Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

               5.4 Valid Issuance of Common Stock. The Common Stock and the Warrants, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Subscriber in this Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Warrant Shares, when issued in accordance with the terms of the Warrants, shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber, will be issued in compliance with all applicable U.S. federal and state securities laws. The Common Stock, the Warrants and the Warrant Shares will be issued free of any preemptive rights. The Company currently has Ten Million (10,000,000) Common Shares and Warrant Shares reserved for issuance upon the Initial Tranche Closing and reserved for issuance upon exercise of the Warrants.

               5.5 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws each as amended, and in effect on and as of the date of the Agreement or of any material provision of any material instrument or material contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement or the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, (b) violate the Company's Certificate of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

               5.6 Reporting Company. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company undertakes to furnish Subscriber with copies of such reports as may be reasonably requested by Subscriber prior to consummation of this Offering and thereafter, to make such reports available, for the full term of this Agreement, including any extensions thereof, and for as long as Subscriber holds the Securities. The Common Stock is duly listed on the Nasdaq Small Cap Market. The Company is not in violation of the listing requirements of the Nasdaq Small Cap Market and does not reasonably anticipate that the Common Stock will be delisted by the Nasdaq Small Cap Market for the foreseeable future. The Company has filed all reports required under the Exchange Act. The Company has not furnished to the Subscriber any material nonpublic information concerning the Company.

               5.7 Capitalization. The capitalization of the Company as of June 1, 1998, is, and the capitalization as of the Closing, subject to conversion of any outstanding Series C Preferred Stock, exercise of any outstanding warrants and/or exercise of any outstanding stock options, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit K. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as disclosed in the Capitalization Schedule, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Act (except the Registration Rights Agreement, and registration rights relating to the Class C Preferred Stock penalties, the BTD Warrants, the Rudolph and Sletton Warrants and the 1998 private placement shares and warrants).

               5.8 Intellectual Property. The Company has valid, unrestricted and exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Exhibit M lists all patents, trademarks, trademark registrations, trade names and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth in Exhibit M. The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth in Exhibit M. To the best of the Company's knowledge after due inquiry, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that preclude the Company from engaging in its business as presently conducted.

               5.9 Use of Proceeds. As of the date hereof, the Company expects to use the proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit L hereto. These purposes and amounts are estimates and are subject to change without notice to any Subscriber.

               5.10 No Rights of Participation. No person or entity, including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

               5.11 Company Acknowledgment. The Company hereby acknowledges that Subscriber may elect to hold the Securities for various periods of time, as permitted by the terms of this Agreement, the Warrants, and other agreements contemplated hereby, and the Company further acknowledges that Subscriber and the Placement Agent have made no representations or warranties, either written or oral, as to how long the Securities will be held by Subscriber or regarding Subscriber's trading history or investment strategies.

               5.12 Termination Date of Offering. In no event shall the Initial Tranche Closing Date occur later than three (3) Business Days after the Initial Tranche Subscription Date. If the Initial Tranche Closing does not occur within three (3) Business Days of the Initial Tranche Subscription Date, then either party may terminate this Agreement without affecting any liability either party may have as a result of any breach of this Agreement prior to such termination.

               5.13 Underwriter's Fees and Rights of First Refusal. The Company is not obligated to pay in excess of two hundred thousand dollars ($200,000) compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with this Offering.

               5.14 Availability of Suitable Form for Registration. The Company is currently eligible and agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on a suitable form under the Act.

               5.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Act pursuant to the provisions of Regulation D or would require the issuance of any other securities to be integrated with this Offering under the Rules of Nasdaq. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of the Common Stock or the Warrants.

               5.16 Acknowledgment of Dilution. The number of Three Month Reset Shares and Six Month Reset Shares that the Company may be obligated to issue on either the Three Month Reset Date or the Six Month Reset Date may increase substantially in certain circumstances, including the circumstance in which the trading price of the Common Stock declines. Such shares, alone or in combination with the Initial Tranche Shares, may represent a substantial portion of the Company's capitalization and may have an adverse impact on the market for the Common Stock. The Company's executive officers and directors have studied and fully understand the nature of this Agreement and the Securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company.

               5.17 Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

               5.18 Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Exhibit N. No Key Employee, to the best knowledge of the

Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries. "Key Employee" means Larry Bymaster, President and Chief Executive Officer.

               5.19 Representations Correct. The foregoing representations, warranties and agreements are true, correct and complete in all material respects, and shall survive the Initial Tranche Closing and any Call Closing and the issuance of the shares of Common Stock thereby.

               5.20 Tax Status. The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

               5.21 Transactions With Affiliates. Except as set forth in the Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

               5.22 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Delaware law which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Common Stock, any exercise of the Warrants and ownership of the Common Shares and Warrant Shares. The Company has not adopted and will not adopt any "poison pill" provision that will be applicable to Subscriber as a result of transactions contemplated by this Agreement.

               5.23 Other Agreements. The Company has not, directly or indirectly, made any agreements with the Subscriber, or any Other Subscribers, under a subscription in the form of this Agreement for the purchase of Common Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein or in the Other Subscription Agreement, respectively, or in exhibits hereto or thereto.

               5.24 Major Transactions. There are no other Major Transactions currently pending or contemplated by the Company, except for the Swiss Transaction.

               5.25 Financings. There are no other financings currently pending or contemplated by the Company, except for a private placement of at least four million dollars ($4,000,000) to fund the buyout of certain distribution rights from Biotechnology Development Ltd. (the "BTD Buyout").

        6.     Covenants of the Company

               6.1 Independent Auditors. The Company shall, until at least the later of (i) the date that is three (3) years after the Initial Tranche Closing Date or (ii) the issuance of all of the Common Stock purchased pursuant to any Call for Proceeds under this Agreement, and the exercise of the Warrants, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

               6.2 Corporate Existence and Taxes. The Company shall, until at least the later of (i) the date that is three (3) years after the Initial Tranche Closing Date or (ii) the issuance of all of the Common Stock purchased pursuant to any Call for Proceeds under this Agreement, and the exercise of the Warrants, maintain its corporate existence in good standing and remain a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act) (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Common Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a Reporting Issuer) and shall pay all its taxes when due except for taxes which the Company disputes.

               6.3 Registration Rights. The Company will enter into a registration rights agreement covering the resale of the Common Shares and the Warrant Shares substantially in the form of the Registration Rights Agreement attached as Exhibit A.

               6.4    [Intentionally Omitted]

               6.5 Asset Transfers. The Company shall not (i) transfer, sell, convey or otherwise dispose of any of its material assets to any Subsidiary except for a cash or cash equivalent consideration and for a proper business purpose or (ii) ) transfer, sell, convey or otherwise dispose of any of its material assets to any Affiliate, as defined below, during the Term of this Agreement. For purposes hereof, "Affiliate" shall mean any officer of the Company, director of the Company or owner of twenty percent (20%) or more of the Common Stock or other securities of the Company.

               6.6    Capital Raising Limitations; Rights of First Refusal.

                      6.6.1 Capital Raising Limitations. During the Term of this Agreement, the Company shall not issue or sell, or agree to issue or sell, for cash in private capital raising transactions (the following to be collectively referred to herein as, the "Variable Deals"), (a) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (i) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (ii) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security or upon the occurrence of specified contingent events directly or indirectly related to the business of the Company of the market for the Common Stock, or (b) any securities of the Company pursuant to an equity line structure or format similar in nature to this Offering without obtaining the prior written approval of the Subscribers of the Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations"). For any private capital raising transactions not subject to the Capital Raising Limitations, the Company agrees to deliver to Subscriber at least ten (10) days prior to the closing of such transaction, written notice describing the proposed transaction, including the terms and conditions thereof, and providing the Subscriber and its affiliates an option during the ten (10) day period following delivery of such notice to purchase securities being offered in such transaction on the same terms as contemplated by such transaction. The maximum amount of securities which a Subscriber is entitled to purchase (the "Participation Amount") in such transaction shall be a number obtained by multiplying the aggregate amount of securities being offered in such transaction by twenty percent (20%); provided, however, that the lead investor or the placement agent of such transaction may elect to purchase the Subscriber's right to participant in such transaction by paying Subscriber a dollar amount equal to the greater of
(i) one percent (1%) of the purchase amount of the Participation Amount, or (ii) Fifty Thousand Dollars ($50,000).

                      6.6.2 Exceptions to the Capital Raising Limitation. The Capital Raising Limitations shall not apply to any transaction involving issuances of securities in connection with a merger, consolidation, acquisition or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors. The Capital Raising Limitations also shall not apply to (a) the issuance of securities pursuant to a firm commitment underwritten public offering, (b) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (c) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, (d) the issuance of debt securities, with no variable equity feature, incurred solely for working capital purposes, (e) the Swiss Transaction, or (f) the BTD Buyout; provided, however, that under no circumstances shall the issuance of securities pursuant to clauses (a) through (f) constitute Variable Deals as specified in Section
6.6.1 above.

               6.7 Financial 10-K Statements, Etc. and Current Reports on Form 8-K. The Company shall deliver to the Subscriber copies of its annual reports on Form 10-K/A, and quarterly reports on Form 10-Q/A and shall deliver to the Subscriber current reports on form 8-K within two (2) days of filing for the Term of this Agreement.

               6.8 Opinion of Counsel. Subscribers shall, concurrent with the purchase of the Common Stock and accompanying Warrants pursuant to this Agreement, receive an opinion letter from Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, CA 92660-6441, Telephone: (714) 725-4000, Facsimile: (714) 725-4100, ("Counsel"), counsel to the Company, in the form attached as Exhibit B or in such form as agreed upon by the parties, as to the Initial Tranche Closing and in the form attached as Exhibit I or in such form as agreed upon by the parties, as to any Call Closing.

               6.9 Removal of Legend. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Act, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Each Subscriber agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Act.

               6.10 Listing. Subject to the remainder of this Section 6.10, the Company shall ensure that its shares of Common Stock (including all Warrant Shares) are listed and available for trading on the Nasdaq Small Cap Market ("NASDAQ"). Thereafter, the Company shall (i) use its best efforts to continue the listing and trading of its Common Stock on the NASDAQ, or on the Nasdaq National Market System ("NMS"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") or any other national exchange or over-the-counter market system; and (ii) comply in all material respects with the Company's reporting, filing and other obligations under the By-Laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

               6.11 The Company's Instructions to Transfer Agent. The Company will instruct the Transfer Agent of the Common Stock to issue certificates, registered in the name of each Subscriber or its nominee, for the Common Shares and Warrant Shares in such amounts as specified from time to time by the Company upon the Initial Tranche Closing, any exercise by the Company of a Call for Proceeds and exercise of the Warrants. Such certificates shall bear a Legend only to the extent permitted by Section 6.9 hereof and the Company shall use its reasonable best efforts to cause the Transfer Agent to issue such certificates without a Legend, except for the Initial Tranche Shares until such Initial Tranche Shares are registered for resale under the Act. Nothing in this Section shall affect in any way each Subscriber's obligations and agreement set forth in Sections 3.3.3 or 3.3.4 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) a Subscriber provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Subscriber transfers Securities to an affiliate which is an accredited investor pursuant to Rule 144, the Company shall permit the transfer, and, in the case of Common Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Subscriber. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Subscriber by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.11 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6.11, that a Subscriber shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

               6.12 Shareholder 20% Approval. The Company shall, at its next annual shareholder meeting, to be held no later than October 31, 1998, use its best efforts to obtain approval of its shareholders to authorize (i) the issuance of the full number of shares of Common Stock which would be issuable pursuant to this Agreement but for the Cap Amount and eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities with respect to the Company's ability to issue shares of Common Stock in excess of the Cap Amount (such approvals being the "Shareholder 20% Approval").

               6.13 Press Release. The Company agrees that the Subscriber shall have the right to review and comment upon any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld by Subscriber.

        7.     Subscriber Covenant/Miscellaneous

               7.1 Representations and Warranties Survive the Closing; Severability. Subscriber's and the Company's representations and warranties shall survive the Initial Tranche Closing and any Call Closing contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

               7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subscriber may assign Subscriber's rights hereunder, in connection with any private sale of the Common Stock of such Subscriber, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

               7.3 Execution in Counterparts Permitted. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

               7.4 Titles and Subtitles; Gender. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

               7.5 Written Notices, Etc. Any notice, demand or request required or permitted to be given by the Company or Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing; provided, however, that in order for any notice to be effective as to the Subscriber such notice shall be delivered and sent, as specified herein, to all the addresses and facsimile telephone numbers of the Subscriber set forth at the end of this Agreement or such other address and/or facsimile telephone number as Subscriber may request in writing .

               7.6 Expenses. Except as set forth in the Registration Rights Agreement, each of the Company and Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

               7.7 Entire Agreement; Written Amendments Required. This Agreement, including the Exhibits attached hereto, the Common Stock certificates, the Warrants, the Registration Rights Agreement, the Escrow Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

               7.8 Arbitration. Any controversy or claim arising out of or related to the Transaction Documents or the breach thereof, shall be settled by binding arbitration in Wilmington, Delaware in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or any Subscriber to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in Wilmington, Delaware or to the United States District Court sitting in Delaware for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55.

               Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in Wilmington, Delaware. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said Delaware court. Delaware law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole.

        8.     Subscription and Wiring Instructions; Irrevocability.

               8.1    Subscription

                (a) Wire transfer of Subscription Funds. Subscriber shall send this signed Agreement by facsimile to the Placement Agent at (770) 640-7150, and send the subscription funds (as payment towards any Initial Tranche Purchase Amount or any Call Dollar Amount) by wire transfer, to the Escrow Agent as follows:

                             First Union National Bank - Atlanta
                             ABA No. 053000219
                             Account No. 465946
                             Attn: Sabrina Fuller
                             Reference: Techniclone Corporation #3072238563 Telephone No.: (404) 827-7352

                             SWIFT Code: FUNBUS33

                (b) Irrevocable Subscription. Subscriber hereby acknowledges and agrees, subject to the provisions of any applicable laws providing for the refund of subscription amounts submitted by Subscriber, that this Agreement is irrevocable and that Subscriber is not entitled to cancel, terminate or revoke this Agreement or any other agreements executed by such Subscriber and delivered pursuant hereto, and that this Agreement and such other agreements shall survive the death or disability of such Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Securities subscribed for are to be owned by more than one person, the obligations of all such owners under this Agreement shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives and assigns. Notwithstanding the foregoing, (i) if the conditions to Closing are not satisfied or (ii) if the Disclosure Documents are discovered prior to Closing to contain statements which are materially inaccurate, or omit statements of material fact, Subscriber may revoke or cancel this Agreement.

                        (c) Company's Right to Reject Subscription. Subscriber understands that this Agreement is not binding on the Company until the Company accepts it. This Agreement shall be accepted by the Company when the Company countersigns this Agreement. Subscriber hereby confirms that the Company has full right in its sole discretion to accept or reject the subscription of Subscriber, in whole or in part, provided that, if the Company decides to reject such subscription, the Company must do so promptly and in writing. In the case of rejection, the Company will promptly return any rejected payments and (if rejected in whole) copies of all executed subscription documents (including without limitation this Agreement) to Subscriber. In the event of rejection, no interest will be payable by the Company to Subscriber on any return of payment, provided however, that any such interest accrued on such funds in the Escrow Account shall be returned to the Subscriber by the Escrow Agent.

               8.2 Acceptance of Subscription. Ownership of the number of securities being purchased hereby will pass to Subscriber upon the Initial Tranche Closing or any Call Closing.

               8.3    [Intentionally Omitted]

        9.     Indemnification.

               In consideration of the Subscriber's execution and delivery of the Subscription Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrants (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Subscriber and the Placement Agent and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim, derivative or otherwise, by any shareholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the shareholders of the Company.

               To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

               Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 9, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 9, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this Section 9 to the extent it is prejudicial.

        10.    Certain Additional Legends and Information.

FOR FLORIDA RESIDENTS:

               THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

FOR MAINE RESIDENTS:

               THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

FOR PENNSYLVANIA RESIDENTS:

               EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE

SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE UNLESS SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE. UNDER PROVISION OF THE PENNSYLVANIA SECURITIES ACT OF 1972 (THE "1972 ACT"), EACH PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY, TO THE SELLER, UNDERWRITER (IF
ANY) OR ANY PERSON, WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE SELLING AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM) A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR NEW HAMPSHIRE RESIDENTS:

               NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS

TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.



                           [INTENTIONALLY LEFT BLANK]

        11. Number of Initial Tranche Shares, Initial Tranche Share Price and Initial Tranche Purchase Amount. Subscriber subscribes for 2,036,363 shares of Common Stock (in the amount of $1.375 per Share) and the accompanying
Warrants against payment by wire transfer in the amount of $2,800,000 ("Initial Tranche Purchase Amount").

        12. Accredited Investor. Subscriber is an "accredited investor" because (check all applicable boxes):

        (a) [X] it is an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

        (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

        (c) [ ] a natural person, who

            [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

            [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding
                $1,000,000.

            [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

        (d) [ ] an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

        (e) [ ] other [specify] _____________________________________________

               The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

               IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Subscriber by the following signature(s) executed this Agreement.

Dated this 16 day of June, 1998.



/s/ Joan L. Thompson   /s/Sherrill Fletscher       The Tail Wind Fund Ltd
-----------------------------------------------    --------------------------------------------
Your Signature                                     PRINT EXACT NAME IN WHICH YOU WANT THE
                                                   SECURITIES TO BE REGISTERED

Joan L. Thompson        Sherrill Pletscher         SECURITY DELIVERY INSTRUCTIONS:
------------------------------------------------   --------------------------------------------
Name: Please Print                                 Please type or print address where your
                                                   security is to be delivered

 Brighton Holdings Limited as Sole Director        ATTN:  D Freedman, Bishop Rosen & Co.
-----------------------------------------------    --------------------------------------------
Title/Representative Capacity (if applicable)

The Tail Wind Fund Ltd                             111 Broadway
-----------------------------------------------    --------------------------------------------
Name of Company You Represent (if applicable)      Street Address

Nassau, Bahamas                                    New York  10006
-----------------------------------------------    --------------------------------------------
Place of Execution of this Agreement               City, State or Province, Country, Offshore
                                                   Postal Code

NOTICE DELIVERY INSTRUCTIONS:                      WITH A COPY DELIVERED TO:
Please print address where any Notice              Please print address where Copy is to be
is to be delivered                                 delivered




ATTN:  S. Pletscher                                 ATTN:  D. Crook / EASI
-----------------------------------------------     --------------------------------------------

Windermere House, 404 east bay Street               4th Floor, 1 Regent Street
-----------------------------------------------     --------------------------------------------
Street Address                                      Street Address

Nassau, Bahamas                                     London SWIY
-----------------------------------------------     --------------------------------------------
City, State or Province, Country, Offshore          City, State or Country, Offshore Postal Code
Postal Code

Telephone:                                          Telephone:
-----------------------------------------------     --------------------------------------------
Facsimile:                                          Facsimile:
----------------------------------------------      --------------------------------------------
Facsimile:                                          Facsimile:
----------------------------------------------      --------------------------------------------

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF 80%/16 million ON
THE ____ DAY OF ______________, 1998.

                                                   Techniclone Corporation
                                                   By:  /s/ Elizabeth A. Gorbett-Frost
                                                   Name:  Elizabeth A. Gorbett-Frost
                                                   Title:   Chief Financial Officer
                                                   Address:      Techniclone Corporation
                                                                 14282 Franklin Avenue
                                                                 Tustin, CA 92780
                                                                 Telephone No. (714) 508-6000
                                                                 Facsimile No.  (714) 838-4094

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                                      -49-



11. Number of Initial Tranche Shares, Initial Tranche Share Price and Initial Tranche Purchase Amount. Subscriber subscribes for 509,091 shares of Common Stock (in the amount of $1.375 per Share) and the accompanying Warrants against payment by wire transfer in the amount of $700,000 ("Initial Tranche Purchase Amount").

        12. Accredited Investor. Subscriber is an "accredited investor" because (check all applicable boxes):

        (a) [X] it is an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

        (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

        (c) [ ] a natural person, who

            [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

            [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding
                $1,000,000.

            [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

        (d) [ ] an entity each equity owner of which is an entity described in a - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

        (e) [ ] other [specify] _____________________________________________

               The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

               IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Subscriber by the following signature(s) executed this Agreement.

Dated this 17 day of June, 1998.



/s/ M. Mandel                                       Resonance Limited
-----------------------------------------------     --------------------------------------------
Your Signature                                      PRINT EXACT NAME IN WHICH YOU WANT THE
                                                    SECURITIES TO BE REGISTERED

 M. Mandel                                          SECURITY DELIVERY INSTRUCTIONS:
-----------------------------------------------     --------------------------------------------
Name: Please Print                                  Please type or print address where your
                                                    security is to be delivered

                                                    ATTN: c/o ISAC Securities
-----------------------------------------------     --------------------------------------------
Title/Representative Capacity (if applicable)

                                                    310 Madison Ave., Suite 503
-----------------------------------------------     --------------------------------------------
Name of Company You Represent (if applicable)       Street Address

                                                    New York, NY  10017
-----------------------------------------------     --------------------------------------------
Place of Execution of this Agreement                City, State or Province, Country, Offshore
                                                    Postal Code

NOTICE DELIVERY INSTRUCTIONS:                       WITH A COPY DELIVERED TO:
Please print address where any Notice               Please print address where Copy is to be
is to be delivered                                  delivered

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                                      -51-



ATTN:  Moe Bodner, c/o ISAC Securities              ATTN: Peregrine Corporate Services LTD.
-----------------------------------------------     --------------------------------------------

310 Madison Avenue                                  Burleigh Manor Peel Road
-----------------------------------------------     --------------------------------------------
Street Address                                      Street Address

New York, NY  10017                                 Douglas, Isle of Man, 1M2SEP, British Isles
-----------------------------------------------     --------------------------------------------
City, State or Province, Country, Offshore          City, State or Country, Offshore Postal Code
Postal Code

Telephone:                                          Telephone:
-----------------------------------------------     --------------------------------------------
Facsimile:                                          Facsimile:
-----------------------------------------------     --------------------------------------------
Facsimile:                                          Facsimile:
-----------------------------------------------     --------------------------------------------

THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF 20% / $4 million ON
THE ____ DAY OF ______________, 1998.

                                                   Techniclone Corporation
                                                   By:  /s/ Elizabeth A. Gorbett-Frost
                                                   Name:  Elizabeth A. Gorbett-Frost
                                                   Title:  Chief Financial Officer
                                                   Address:      Techniclone Corporation
                                                                 14282 Franklin Avenue
                                                                 Tustin, CA 92780
                                                                 Telephone No. (714) 508-6000
                                                                 Facsimile No.  (714) 838-4094


                                      -52-